Exhibit (a)(1)

DECLARATION OF TRUST

OF

CLOUGH FUNDS TRUST

			4.9.5.8 Net Asset Value	7
			4.9.5.9 Transfer of Shares	7
			4.9.5.10 Equality of Shares	8
			4.9.5.11 Fractional Shares	8
		4.9.6	Rights and Preferences of Classes	8
ARTICLE 5	TRUSTEES			9
	5.1	Management of the Trust		9
	5.2	Qualification		9
	5.3	Initial Trustee; Number of Trustees		9
	5.4	Term and Election		9
	5.5	Effectiveness of Appointment or Election		9
	5.6	Resignation and Retirement		9
	5.7	Removal		10
	5.8	Vacancies		10
	5.9	Ownership of Assets of the Trust		10
	5.10	Powers		11
		5.10.1	Bylaws	11
		5.10.2	Officers, Agents and Employees	11
		5.10.3	Committees	11
			5.10.3.1 Generally	11
			5.10.3.2 Executive Committee	11
		5.10.4	Advisers, Administrators, Depositories and Custodians	11
		5.10.5	Compensation	12
		5.10.6	Delegation of Authority	12
		5.10.7	Suspension of Sales	12
	5.11	Certain Additional Powers		12
		5.11.1	Investments	12
		5.11.2	Disposition of Assets	12
		5.11.3	Ownership	12
		5.11.4	Subscription	12
		5.11.5	Payment of Expenses	13
		5.11.6	Form of Holding	13
		5.11.7	Reorganization, Consolidation or Merger	13
		5.11.8	Securities Exchange Listing	13
		5.11.9	Compromise	13
		5.11.10	Partnerships	13
		5.11.11	Borrowing	13
		5.11.12	Guarantees	13
		5.11.13	Insurance	13
		5.11.14	Pensions	14
	5.12	Meetings and Vote of Trustees		14
		5.12.1	Regular Meetings	14
		5.12.2	Special Meetings	14
		5.12.3	Telephonic Meetings	14
		5.12.4	Quorum	14
		5.12.5	Required Vote	14

		5.12.6 Consent in Lieu of a Meeting	14
ARTICLE 6	SERVICE PROVIDERS		15
	6.1	Investment Adviser	15
	6.2	Underwriter and Transfer Agent	15
	6.3	Custodians	15
	6.4	Administrator	15
	6.5	Other Contracts	15
	6.6	Parties to Contracts	15
ARTICLE 7	SHAREHOLDERS’ VOTING POWERS AND MEETINGS		16
	7.1	Voting Powers	16
		7.1.1 Separate Voting by Series and Class	16
		7.1.2 Number of Votes	16
		7.1.3 Cumulative Voting	16
		7.1.4 Voting of Shares; Proxies	16
		7.1.5 Actions Prior to the Issuance of Shares	16
	7.2	Meetings of Shareholders	17
		7.2.1 Annual or Regular Meetings	17
		7.2.2 Special Meetings	17
		7.2.3 Notice of Meetings	17
	7.3	Record Dates	17
	7.4	Quorum	18
	7.5	Required Vote	18
	7.6	Adjournments	18
	7.7	Actions by Written Consent	18
	7.8	Inspection of Records	18
	7.9	Derivative Actions	19
	7.10	Additional Provisions	19
ARTICLE 8	LIMITATION OF LIABILITY AND INDEMNIFICATION		20
	8.1	General Limitation of Liability	20
	8.2	Liability Limited to Assets of the Trust	20
	8.3	Liability of Trustees	20
		8.3.1 Liability for Own Actions	20
		8.3.2 Liability for Actions of Others	20
		8.3.3 Advice of Experts and Reports of Others	20
		8.3.4 Bond	21
		8.3.5 Declaration of Trust Governs Issues of Liability	21
	8.4	Liability of Third Persons Dealing with Trustees	21
	8.5	Liability and Indemnification of Shareholders	21
		8.5.1 Limitation of Liability	21
		8.5.2 Indemnification of Shareholders	21
	8.6	Indemnification	21
		8.6.1 Mandatory Indemnification	21
		8.6.2 Contractual Modification of Duties	23
		8.6.3 Certain Defined Terms Relating to Indemnification	24

ARTICLE 9	TERMINATION OR REORGANIZATION		25
	9.1	Termination of Trust or Series	25
		9.1.1 Termination	25
		9.1.2 Distribution of Assets	25
		9.1.3 Certificate of Cancellation	25
	9.2	Reorganization	25
	9.3	Merger or Consolidation	26
		9.3.1 Authority to Merge or Consolidate	26
		9.3.2 Sale of Assets; Reorganization	26
		9.3.3 Conversion	26
		9.3.4 Combination of Classes	26
		9.3.5 No Shareholder Approval Required	26
		9.3.6 Subsequent Amendments	27
		9.3.7 Certificate of Merger or Consolidation	27
ARTICLE 10	AMENDMENTS		27
	10.1	Generally	27
	10.2	Certificate of Amendment	27
	10.3	Prohibited Retrospective Amendments	27
ARTICLE 11	MISCELLANEOUS PROVISIONS		27
	11.1	Certified Copies	27
	11.2	Certain Internal References	27
	11.3	Headings	28
	11.4	Resolution of Ambiguities	28
	11.5	Signatures	28
	11.6	Governing Law	28
	11.7	Exclusive Delaware Jurisdiction	28
	11.8	Severability	29

DECLARATION OF TRUST
OF
 CLOUGH FUNDS TRUST

This DECLARATION OF TRUST is made as of March 17, 2015 by the Trustees hereunder.

WHEREAS, the Trustees desire to establish a trust for the purpose of carrying on the business of an open-end management investment company; and

WHEREAS, in furtherance of such purpose, the Trustees and any successor Trustees elected in accordance with Article 5 hereof are acquiring and may hereafter acquire assets which they will hold and manage as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, this Trust is authorized to issue its shares of beneficial interest in one or more separate series and classes of series, all in accordance with the provisions set forth in this Declaration of Trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder, and that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE 1

NAME AND DEFINITIONS

1.1            Name. The name of the Trust created by this Declaration of Trust is “Clough Funds Trust” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

1.2            Definitions. Whenever used herein, unless otherwise required by the context or specifically provided below:

“Bylaws” shall mean the Bylaws of the Trust as amended from time to time.

“Board” shall mean the Board of Trustees of the Trust as described in Article 5 hereof.

The “Code” refers to the Internal Revenue Code of 1986 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time.

“Commission” shall mean the United States Securities and Exchange Commission (or any successor agency thereto).

“Covered Person,” shall have the meaning ascribed in Article 8 hereof.

The “DSTA” refers to the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code (and any successor statute), as amended from time to time.

“Declaration of Trust” or “Declaration” shall mean this Declaration of Trust as amended or restated from time to time.

The “1940 Act” refers to the Investment Company Act of 1940 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time.

“Initial Trustee” shall have the meaning set forth in Section 5.3 hereof.

“Person,” “Interested Person,” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Series” shall mean any of the separate series of Shares established and designated under or in accordance with the provisions of Article 4 and to which the Trustees have allocated assets and liabilities of the Trust in accordance with Article 4.

“Shares” shall mean the shares of beneficial interest in the Trust described in Article 4 hereof and shall include fractional as well as whole Shares.

“Shareholder” shall mean a record owner of Shares.

The “Trust” shall mean the Delaware statutory trust established by this Declaration of Trust, as amended from time to time.

“Trustee” and “Trustees” shall mean the signatories to this Declaration of Trust so long as such signatories shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with Article 5 hereof and are then in office.

ARTICLE 2

NATURE AND PURPOSE OF TRUST

2.1            Nature of Trust. The Trust is a statutory trust of the type referred to in the DSTA. The Trustees shall file a certificate of trust in accordance with Section 3810 of the DSTA. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

2.2            Purpose of Trust. The purpose of the Trust is to engage in, operate and carry on the business of a management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

2.3              Interpretation of Declaration of Trust.

2.3.1            Governing Instrument. This Declaration of Trust shall be the governing instrument of the Trust and shall be governed by and construed according to the laws of the State of Delaware.

2.3.2            No Waiver of Compliance with Applicable Law. No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

2.3.3            Power of the Trustees Generally. Except as otherwise set forth herein, the Trustees may exercise all powers of trustees under the DSTA on behalf of the Trust.

ARTICLE 3

REGISTERED AGENT; OFFICES

3.1            Registered Agent. The name of the registered agent of the Trust is The Corporation Trust Company and the registered agent’s business address in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.2            Offices. The Trust shall maintain an office within the State of Delaware, which shall be identical to the business office of the Registered Agent of the Trust as set forth in Section 3.1. The Trustees may, at any time, establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE 4

SHARES OF BENEFICIAL INTEREST

4.1            Shares of Beneficial Interest. The beneficial interests in the Trust shall be divided into Shares, all without par value. The Trustees shall have the authority from time to time to divide the Shares into two (2) or more separate and distinct Series and to divide each such Series of Shares into two (2) or more classes of Shares (“Classes”), all as provided in Section 4.9 of this Article 4.

4.2            Number of Authorized Shares. The Trustees are authorized to issue an unlimited number of Shares. The Trustees may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split), all without action or approval of the Shareholders.

4.3            Ownership and Certification of Shares. The Secretary of the Trust, or the Trust’s transfer or similar agent, shall record the ownership and transfer of Shares of each Series and Class separately on the record books of the Trust. The record books of the Trust, as kept by the Secretary of the Trust or any transfer or similar agent, shall contain the name and address of and the number of Shares held by each Shareholder, and such record books shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by such Shareholders. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, transfer of Shares, and similar matters for the Trust or any Series or Class.

  4.4            Status of Shares.

4.4.1            Fully Paid and Non-assessable. All Shares when issued on the terms determined by the Trustees shall be fully paid and non-assessable.

4.4.2            Personal Property. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust.

4.4.3            Party to Declaration of Trust. Every Person by virtue of having become registered as a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust.

4.4.4            Death of Shareholder. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees. The representative shall be entitled to the same rights as the decedent under this Trust.

4.4.5            Title to Trust; Right to Accounting. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting.

4.5              Determination of Shareholders. The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the Shareholders entitled to be treated as such, to the extent provided or referred to in Section 7.3.

4.6              Shares Held by Trust. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust. Until reissued, treasury shares shall not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

4.7              Shares Held by Persons Related to Trust. Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

4.8              Preemptive and Appraisal Rights. Shareholders shall not, as Shareholders, have any right to acquire, purchase or subscribe for any Shares or other securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by the Trustees in accordance with this Declaration, shall have no exchange or conversion rights with respect to their Shares.

4.9              Series and Classes of Shares.

4.9.1            Generally. The Shares of the Trust shall be divided into one or more separate and distinct Series and Classes of Series as the Trustees shall from time to time establish and designate in accordance with Section 4.9.2.

4.9.2           Establishment and Designation. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate separate and distinct Series of Shares and with respect to any Series of Shares, to establish and designate separate and distinct Classes of Shares. The establishment and designation of any Series or Class of Shares shall be made either by the vote of a majority of the Trustees or by the execution by a majority of the Trustees of an instrument in each case setting forth such establishment and designation, the effective date of such establishment and designation and the relative rights, preferences, privileges, limitations, restrictions and other relative terms of such Series and/or Class, whether directly in such resolution or instrument or by reference to one or more documents or instruments outside this Declaration and outside the resolutions, as the same may be in effect from time to time, including any prospectus or registration statement filed with the Commission relating to such Series or Class, and any such resolutions or instruments shall be deemed to be incorporated by reference herein as part of the Trust’s “governing instrument” within the meaning of the DSTA. Additions or modifications to a designation, including, without limitation, any termination of an existing Series or Class, shall be made in the same manner as is permitted for the establishment and designation of such Series or Class.

4.9.3            Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series or Class within a Series shall have the right to convert such Shares into Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Trustees.

4.9.4            Separate and Distinct Nature. Each Series (and each Class within a Series) shall be separate and distinct from any other Series (or Class within a Series) and shall maintain separate and distinct records on the books of the Trust, as further described in Sections 4.9.5 and 4.9.6 hereof.

4.9.5            Rights and Preferences of Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to fix and determine the relative rights and preferences as between the Shares of the separate Series. The initial Series and any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have relative rights and preferences as set forth in this Section 4.9.5, subject to the relative rights and preferences of Classes within each such Series as set forth in Section 4.9.6.

 4.9.5.1  Assets and Liabilities “Belonging” to a Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments which are not readily identifiable as belonging to any particular Series (collectively “General Items”), the Trustees shall allocate to and among any one or more of the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon all Shareholders for all purposes. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon all Shareholders for all purposes.

4.9.5.2  Treatment of Particular Items. The Trustees shall have full discretion, to the extent consistent with the 1940 Act and consistent with generally accepted accounting principles, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

4.9.5.3  Limitation on Interseries Liabilities. Subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in Section 4.9.5.1, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on liabilities between and among Series shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

4.9.5.4  Dividends. Dividends and capital gains distributions on Shares of a particular Series may be paid with such frequency, in such form, and in such amount as the Trustees may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of Shares of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions. Such dividends and distributions may be paid in cash, property or additional Shares of that Series, or a combination thereof, as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the form in which dividends or distributions are to be paid to that Shareholder. Any such dividend or distribution paid in Shares shall be paid at the net asset value thereof as determined in accordance with Section 4.9.5.8.

4.9.5.5  Redemption by Shareholder. The Trustees may specify conditions, prices and places of redemption, may specify binding requirements for the proper form or form of requests for redemption and may specify the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in the determination of net asset value, or may be in cash. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under any applicable provision of the 1940 Act. All authorized Shares shall be subject to redemption and redeemable in accordance with and pursuant to procedures or methods prescribed by or approved by the Trustees.

4.9.5.6  Redemption by Trust. The Trustees may cause the Trust to redeem at net asset value the Shares of any Series held by a Shareholder upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Section 4.9.5.6, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed, less any applicable redemption fee.

4.9.5.7  Prevention of Personal Holding Company Status. The Trust may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, in its opinion, any such rejection, refusal or redemption would prevent the Trust from becoming a personal holding company as defined by the Code.

4.9.5.8  Net Asset Value. The net asset value per Share of any Series shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series.

4.9.5.9  Transfer of Shares. Except to the extent that transferability is limited by applicable law or such procedures as may be developed from time to time by the Trustees or the appropriate officers of the Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust.

4.9.5.10  Equality of Shares. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal in this respect to each other Share of that Series. This Section 4.9.5.11 shall not restrict any distinctions otherwise permissible under this Declaration of Trust with respect to any Classes within a Series.

4.9.5.11  Fractional Shares. Any fractional Share of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or any Series.

4.9.6        Rights and Preferences of Classes. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations as may be authorized by the Trustees from time to time and not prohibited by the 1940 Act, including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, right of redemption, and the price, terms and manner of redemption, conversion and exchange rights and features and special and relative rights as to dividends and on liquidation. The Trustees may divide or combine the issued or unissued Shares of any Class into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class into one or more Classes; combine two or more Classes of a Series into a single Class of such Series; terminate any one or more Classes of Shares; change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable. If a Series is divided into multiple Classes, the Classes may be invested with one or more other Classes in the common investment portfolio comprising the Series. Notwithstanding the provisions of Section 4.9.5, if two or more Classes are invested in a common investment portfolio, the shares of each such Class shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, conditions of redemption, and, if there are other Classes invested in a different investment portfolio comprising a different Series, shall also be subject to the provisions of Section 4.9.5 at the Series level as if the Classes invested in the common investment portfolio were one Class:

(a)            The income and expenses of the Series shall be allocated among the Classes comprising the Series in such manner as may be determined by the Trustees in accordance with applicable law;

(b)            As more fully set forth in this Section 4.9.6, the liabilities and expenses of the Classes comprising the Series shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to Shareholders, and the amounts distributable in the event of liquidation of the Trust or termination of a Series to Shareholders may vary within the classes comprising the Series. Except for these differences and certain other differences set forth in this Section 4.9.6 or elsewhere in this Declaration of Trust, the Classes comprising a Series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

(c)            The dividends and distributions of investment income and capital gains with respect to the Classes comprising a Series shall be in such amounts as may be declared from time to time by the Trustees, and such dividends and distributions may vary among the Classes comprising the Series to reflect differing allocations of the expenses and liabilities of the Trust among the Classes and any resultant differences between the net asset values per Share of the classes, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Trust among the Classes comprising a Series shall be determined by the Trustees in a manner that is consistent with applicable law.

ARTICLE 5

TRUSTEES

5.1              Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees, and the Trustees shall have all powers necessary and desirable to carry out that responsibility, including those specifically set forth in Sections 5.10 and 5.11 herein.

5.2              Qualification. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the State of Delaware.

5.3              Initial Trustee; Number of Trustees. The number of Trustees shall initially be one (1) and the initial Trustee shall be the person who signs this Declaration as of the date hereof (the “Initial Trustee”). Thereafter, the number of Trustees which shall constitute the entire Board of Trustees shall be such number as is fixed by the Board of Trustees from time to time, but shall be not less than two (2). No decrease in the number of Trustees fixed by the Board shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.7.

5.4              Term and Election. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or reelection of such Trustee or of a successor to such Trustee, and until his or her successor has been elected and qualified as a Trustee and is so serving; provided however, that the Trustees may adopt additional policies from time to time limiting or otherwise relating to the terms of office of the Trustees.

5.5              Effectiveness of Appointment or Election. No election or appointment of any Trustee shall take effect if the Trustee has not signed this Declaration or otherwise accepted his or her election or appointment in writing, or if such election or appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act.

5.6              Resignation and Retirement. Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered to the Chairman, if any, the President, or the Secretary of the Trust personally, by mail, facsimile, electronic mail or other electronic means. Such resignation or retirement shall be effective upon such delivery or at a later date according to the terms of the instrument. Any Trustee who has become incapacitated as determined by a majority of the other Trustees or declared incompetent by a court of appropriate jurisdiction, may be retired by written instrument signed by a majority of the other Trustees.

5.7              Removal. Any Trustee may be removed with or without cause: (1) by the affirmative vote of, or by a written instrument executed by, at least two-thirds (2/3) of the remaining Trustees in office prior to such removal, specifying the date upon which such removal shall become effective, provided, however, that the removal of any Trustee who is not an Interested Person of the Trust shall additionally require the affirmative vote of, or a written instrument executed by, at least two-thirds (2/3) of the remaining Trustees who are not Interested Persons of the Trust or (2) by the affirmative vote of Shareholders holding not less than two-thirds (2/3) of Shares outstanding or as otherwise required by Section 16 of the 1940 Act, cast in person or by proxy at any meeting called for that purpose.

5.8              Vacancies. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees may (but need not unless required by the 1940 Act) be filled by a majority of the Trustees then in office through the appointment of such other person as such remaining Trustees in their discretion shall determine. Such appointment may be made by a written instrument signed by a majority of the Trustees or by a resolution, duly adopted and recorded in the records of the Trust. A Trustee’s appointment shall be effective as of the effective date specified in such written instrument or resolution; provided that the new Trustee shall have signed this Declaration or otherwise accepted his or her appointment in writing as of such date. For the avoidance of doubt, the Trustees may appoint a new Trustee in anticipation of a vacancy expected to occur in the future, and such appointment shall become effective only upon or after the expected vacancy actually occurs. The power of appointment set forth in this Section 5.8 is subject to the requirements of Section 16(a) of the 1940 Act, and shareholders are entitled to vote on such appointments only if and to the extent expressly required under the 1940 Act.

5.9              Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title to all the Trust property shall be vested in the Trust as a separate legal entity under the DSTA, except that the Trustees shall have the power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine. In the event that title to any part of the Trust property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee upon his or her appointment or election and qualification. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

5.10            Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust including, but not limited to, those enumerated in this Section 5.10.

5.10.1            Bylaws. The Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders.

5.10.2            Officers, Agents and Employees. The Trustees may, as they consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing.

5.10.3            Committees.

   5.10.3.1  Generally. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Audit Committee, Executive Committee, Nominating Committee, Valuation Committee, or any other committee, and may delegate thereto some or all of their powers except those which by law, by this Declaration of Trust, or by the Bylaws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by this Declaration of Trust or the Bylaws of the Trust for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

   5.10.3.2  Executive Committee. The Executive Committee, if there shall be one, shall have all of the powers and authority of the Trustees that may lawfully be exercised by an executive committee, except the power to: (i) declare dividends or distributions on Shares; (ii) issue Shares; (iii) recommend to the Shareholders any action which requires the Shareholders’ approval; or (iv) approve any merger, reorganization or share exchange which does not require Shareholder approval. Notwithstanding the foregoing, the Trustees may limit the powers and authority of the Executive Committee at any time.

5.10.4            Advisers, Administrators, Depositories and Custodians. The Trustees may, in accordance with Article 6, employ one or more advisers, administrators, depositories, custodians and other persons and may authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and set record dates or times for the determination of Shareholders.

5.10.5            Compensation. The Trustees may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate. For the avoidance of doubt, except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning, retiring or removed Trustee shall have any right to any compensation for any period following resignation, retirement or removal, or any right to damages on account of such resignation, retirement or removal.

5.10.6            Delegation of Authority. In general, the Trustees may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney in fact for the Trustees.

5.10.7            Suspension of Sales. The Trustees shall have the authority to suspend or terminate the sales of Shares of any Series or Class at any time or for such periods as the Trustees may from time to time decide.

5.11            Certain Additional Powers. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act, other applicable law, and the fundamental policies and limitations of the applicable Series or Class, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series or Class as enumerated in this Section 5.11.

5.11.1            Investments. The Trustees shall have the power to invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees.

5.11.2            Disposition of Assets. The Trustees shall have the power to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust.

5.11.3            Ownership. The Trustees shall have the power to vote, give assent, or exercise any rights of ownership with respect to securities or other property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or other property as the Trustees shall deem proper.

5.11.4            Subscription. The Trustees shall have the power to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

5.11.5            Payment of Expenses. The Trustees shall have the power to pay or cause to be paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the Trust’s officers, employees, investment advisers, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder servicing agent and such other agents, consultants and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

5.11.6            Form of Holding. The Trustees shall have the power to hold any securities or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or in the name of a custodian, sub-custodian or other depositary or a nominee or nominees or otherwise.

5.11.7            Reorganization, Consolidation or Merger. The Trustees shall have the power to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust, and to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust.

5.11.8            Securities Exchange Listing. The Trustees shall have the power to list or consent to a listing of Shares of any Series or Class of the Trust on a securities exchange or other trading market in accordance with applicable law and applicable rules of the securities exchange or other trading market.

5.11.9            Compromise. The Trustees shall have the power to arbitrate or otherwise adjust claims in favor of or against the Trust, any Series, or Class on any matter in controversy, including but not limited to claims for taxes.

5.11.10       Partnerships. The Trustees shall have the power to enter into joint ventures, general or limited partnerships and any other combinations or associations.

5.11.11       Borrowing. The Trustees shall have the power to borrow funds and to mortgage and pledge the assets of the Trust or any Series or any part thereof to secure obligations arising in connection with such borrowing, consistent with the provisions of the 1940 Act.

5.11.12       Guarantees. The Trustees shall have the power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any of or all such obligations.

5.11.13        Insurance. The Trustees shall have the power to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

5.11.14         Pensions. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust

5.12            Meetings and Vote of Trustees.

5.12.1            Regular Meetings. The Trustees from time to time may provide for the holding of regular meetings of the Trustees and fix their time and place.

5.12.2            Special Meetings. Special meetings of the Trustees may be called by the President of the Trust on twenty-four (24) hours’ notice to each Trustee, either personally or by mail, facsimile, electronic mail or similar electronic means. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Trustees then in office or a majority of the members of any executive (or comparable) committee of the Trustees.

5.12.3            Telephonic Meetings. Trustees may participate in a meeting of the Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Except to the extent that the 1940 Act is interpreted as requiring otherwise, participation by such means shall constitute presence in person at the meeting.

5.12.4            Quorum. A majority of the Trustees then in office being present in person or by proxy shall constitute a quorum.

5.12.5            Required Vote. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action to be taken by the Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present.

5.12.6            Consent in Lieu of a Meeting. Except as otherwise provided by the 1940 Act or other applicable law, any action required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting if written consents are signed by a majority of the Trustees. Except as otherwise provided under the 1940 Act, any such written consent may be given either personally or by mail, facsimile, electronic mail or similar electronic means.

ARTICLE 6

SERVICE PROVIDERS

6.1            Investment Adviser. The Trust may enter into written contracts with one or more persons to act as investment adviser, investment sub-adviser, or investment co-adviser to each of the Series, and as such, to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

6.2            Underwriter and Transfer Agent. The Trust may enter into written contracts with one or more persons to act as principal underwriter or underwriter or distributor whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency, dividend disbursement, and/or shareholder service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

6.3            Custodians. The Trust may enter into written contracts with one or more persons to act as custodian to perform such functions as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

6.4            Administrator. The Trust may enter into written contracts with one or more persons to act as an administrator to perform such functions, including accounting functions, as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

6.5            Other Contracts. The Trust may enter into such other contracts (written or otherwise) as the Trustees deem necessary and desirable, including contracts with one or more persons for the coordination or supervision of persons providing services to the Trust under one or more of the contracts described in Sections 6.1, 6.2, 6.3 and 6.4.

6.6            Parties to Contracts. Any contract of the character described in Sections 6.1, 6.2, 6.3 and 6.4 or in Article 8 hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment sub-adviser, or any affiliated person of the investment adviser, investment sub-adviser, or investment co-adviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or may otherwise be interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or be accountable for any profit realized directly or indirectly therefrom; provided, however, that the contract when entered into was not inconsistent with the provisions of this Article 6, Article 8 or the Bylaws. The same person (including a firm, corporation, partnership, trust or association) may provide more than one of the services identified in this Article 6.

ARTICLE 7

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

7.1            Voting Powers. The Shareholders shall have power to vote only with respect to such matters notwithstanding anything else to the contrary in this Declaration, as may be required by the 1940 Act, this Declaration of Trust, the Bylaws, any current registration of the Trust with the Commission or any state, or as the Trustees may otherwise deem necessary or desirable.

7.1.1            Separate Voting by Series and Class. On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except: (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more Classes within a Series, in which case any such matter shall only be voted on by such Class or Classes.

7.1.2            Number of Votes. On any matter submitted to a vote of the Shareholders, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, unless the Trustees determine in any particular case (which determination may be made without the vote or consent of shareholders) that each dollar of net asset value (number of Shares owned times net asset value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote.

7.1.3            Cumulative Voting. There shall be no cumulative voting in the election of Trustees.

7.1.4            Voting of Shares; Proxies. Votes may be cast in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving the invalidity of a proxy shall rest on the challenger. No proxy shall be valid more than eleven months after its date, unless it provides for a longer period.

7.1.5            Actions Prior to the Issuance of Shares. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders.

  7.2            Meetings of Shareholders.

7.2.1            Annual or Regular Meetings. No annual or regular meetings of Shareholders are required to be held.

7.2.2            Special Meetings. Special meetings of Shareholders may be called by the President of the Trust or the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter upon which Shareholder approval is deemed by the Trustees to be necessary or desirable. Special meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees. Except as required by federal law including the 1940 Act, Shareholders shall not be entitled to call, or to have the secretary call, special meetings of the Shareholders. To the extent required by federal law including the 1940 Act, special meetings of the Shareholders shall be called by the Secretary upon the request of the Shareholders owning Shares representing at least the percentage of the total combined votes of all Shares of the Trust issued and outstanding required by federal law including the 1940 Act; provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders.

7.2.3            Notice of Meetings. The Secretary or an Assistant Secretary shall call a meeting of Shareholders by order pursuant to Section 7.2.2. by giving written notice of the place, date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. The business to be transacted at any special meeting shall be limited to that stated in such notice of the meeting. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

  7.3            Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time fix a date and time not more than ninety (90) days nor less than ten (10) days prior to any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

  7.4            Quorum. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, the presence in person or by proxy of Shareholders entitled to cast at least thirty percent (30%) of the votes entitled to be cast on any particular matter shall be a quorum as to such matter; provided, however, that any lesser number shall be sufficient for matters upon which the Shareholders vote at adjournments.

  7.5            Required Vote. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any matter upon which the Shareholders vote shall be approved by the affirmative vote of a majority of the votes cast on such matter at a meeting of the Shareholders at which a quorum is present, except that Trustees shall be elected by the affirmative vote of a plurality of the votes cast at such a meeting.

  7.6            Adjournments. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the meeting, either in person or by proxy or by the Chairman, if any, the President, the Secretary or another officer of the Trust. Adjourned meetings may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

  7.7            Actions by Written Consent. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action taken by Shareholders may be taken without a meeting if Shareholders entitled to cast at least a majority of all the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

  7.8            Inspection of Records. The accounting books and records and minutes of proceedings of the Shareholders and the Board and committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. As provided in Section 3819 of the DSTA, Shareholders shall only have such right to inspect such records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees, and subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established from time to time by the Trustees. For the avoidance of doubt, except as expressly required under the 1940 Act or conferred under other applicable law (other than the DSTA), Shareholders shall have no right to obtain or inspect any information regarding Share ownership, and may not obtain or inspect a shareholder list, except as the Trustees may expressly authorize.

  7.9            Derivative Actions.

(a)            No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Series or Class. No Shareholder of a Series or a Class may bring a derivative action on behalf of the Trust with respect to such Series or Class unless holders of at least ten percent (10%) of the outstanding Shares of such Series or Class join in the bringing of such action.

(b)            In addition to the standards and restrictions set forth in Section 3816 of the DSTA, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or Class only if the following standards and restrictions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the DSTA); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder or Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 7.9, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

7.10            Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE 8

LIMITATION OF LIABILITY AND INDEMNIFICATION

  8.1            General Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, sub-adviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any Trustee in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

  8.2            Liability Limited to Assets of the Trust. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust or belonging to a Series thereof, as appropriate, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees nor any of the Trust’s officers, employees or agents, whether past, present or future (each a “Covered Person”), shall be personally liable therefor.

  8.3            Liability of Trustees. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon the Trust, the Shareholders, and any other person dealing with the Trust. The liability of the Trustees, however, shall be limited by this Section 8.2.

8.3.1            Liability for Own Actions. A Trustee shall be liable to the Trust or the Shareholders only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

8.3.2            Liability for Actions of Others. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrative distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent, or accounting agent of the Trust, nor shall any Trustee be responsible for any act or omission of any other Trustee.

8.3.3            Advice of Experts and Reports of Others. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder.

8.3.4            Bond. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

8.3.5            Declaration of Trust Governs Issues of Liability. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Shareholders and all other Persons bound by this Declaration of Trust to replace such other duties and liabilities of the Trustees.

  8.4            Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

  8.5            Liability and Indemnification of Shareholders. Without limiting the provisions of this Section 8.5 or the DSTA, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware.

8.5.1            Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust, and neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

8.5.2            Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

  8.6            Indemnification.

8.6.1            Mandatory Indemnification.

 (a)            Subject only to the express limitations in the 1940 Act, other applicable laws, and sub-paragraph (b) below, the Trust or the appropriate Series shall indemnify each of its Covered Persons to the fullest extent permitted under the 1940 Act and other applicable laws, including, but not limited to, against all liabilities and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred in the settlement thereof.

As used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, reasonable attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)              Notwithstanding any provision to the contrary contained herein, (i) no Covered Person shall be entitled to indemnification for any liability arising by reason of such Covered Person’s willful misfeasance, bad faith, gross negligence, or the reckless disregard of duties owed to the Trust (“disabling conduct”); and (ii) neither the investment adviser, principal underwriter or other service providers, nor any officers, employees or other agents of such entities, shall be indemnified pursuant to this Article 8, except that dual officers, employees or other agents of the Trust and such entities shall be entitled to indemnification pursuant to this Article 8 but only to the extent that such officer, employee or other agent was acting in his or her capacity as an officer, employee or agent of the Trust in the conduct that gave rise to the claim for indemnification.

(c)              No indemnification or advance shall be made under this Article 8 to the extent such indemnification or advance:

(i)            would be inconsistent with a provision of the Declaration, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(ii)            would be inconsistent with any condition expressly imposed by a court in a judgment, order, or approval of a settlement.

(d)              Any indemnification under this Article 8 shall be made by the Trust only if authorized in the specific case on a determination that the Covered Person was not liable by reason of disabling conduct by:

(i)            a final decision on the merits by a court or other body before whom the proceeding was brought; or

(ii)            in the absence of such a decision, by any reasonable and fair means established in accordance with, and subject to the requirements and limitations of, Section 17(h) of the 1940 Act and any interpretation thereunder by the Commission or its staff.

(e)              The rights of indemnification herein provided may be insured against by policies of insurance maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, including without limitation pursuant to an agreement with the Trust or otherwise, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

  (f)            To the maximum extent permitted by the 1940 Act and other applicable laws, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Article 8 shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Article 8; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Article 8; provided, however, that the Trust shall not be obligated to pay the expenses of any agent acting pursuant to a written contract with the Trust, except to the extent required by such contract.

  (g)            Any repeal or modification of this Article 8 shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, affect any limitation on the liability of any Covered Person in an a manner that would be adverse to such Covered Person or affect any indemnification available to any Covered Person in a manner that would be adverse to such Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

8.6.2              Contractual Modification of Duties.

  (a)            To the extent that, at law or in equity, a Trustee or officer of the Trust (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, a Fiduciary Covered Person acting under this Declaration shall not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Fiduciary Covered Persons otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties (including fiduciary duties) and liabilities of such Fiduciary Covered Persons. To the fullest extent permitted by law, no person other than a Trustee or officer of the Trust shall have any fiduciary duties (or liability therefor) to the Trust or any Shareholder.

  (b)            Unless otherwise expressly provided herein:

(i)            whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand; or

(ii)            whenever this Declaration or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other person, a Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

(c)            Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration Fiduciary Covered Persons are permitted or required to make a decision: (i) in their “discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other person; or (ii) in its “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(d)            Any Fiduciary Covered Person and any affiliate of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person. No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Fiduciary Covered Person shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

8.6.3            Certain Defined Terms Relating to Indemnification. As used in this Section 8.5, the following words shall have the meanings set forth below:

A “Disinterested Trustee” is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

“Claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened.

“Liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

ARTICLE 9

TERMINATION OR REORGANIZATION

  9.1            Termination of Trust or Series. Unless terminated as provided herein, the Trust and each Series designated and established pursuant to this Declaration of Trust shall continue without limitation of time.

9.1.1            Termination. Subject to approval by the affected Shareholders, the Trust, any Series, or any Class (and the establishment and designation thereof) may be terminated by an instrument executed by a majority of the Trustees then in office; provided, however, that no approval of affected Shareholders is necessary if a majority of the Trustees determines that the continuation of the Trust, Series or Class is not in the best interests of the Trust, such Series or such Class or the affected Shareholders as a result of factors or events adversely affecting the ability of the Trust, such Series or such Class to conduct its business and operations in an economically viable manner. Such factors and events may include, but are not limited to, the inability of the Trust, Series or Class to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust, Series or Class or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust, Series or Class.

9.1.2            Distribution of Assets. Upon termination of the Trust or any Series or Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the affected Shareholders in the manner set forth by resolution of the Trustees. To the extent permitted by the 1940 Act or other applicable law, the Trustees may require affected Shareholders to receive Shares of any remaining Series or Class in lieu of such proceeds.

9.1.3            Certificate of Cancellation. Upon termination of the Trust, the Trustees shall file a certificate of cancellation in accordance with Section 3810 of the DSTA.

  9.2            Reorganization. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares corresponding to such other Series) with such transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred, or (ii) not being made subject to, or not with the assumption of, such liabilities. Following such transfer, the Trustees shall distribute such cash, Shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series corresponding to the Series the assets belonging to which have been so transferred. If all of the assets of the Trust have been so transferred, the Trust shall be terminated.

  9.3            Merger or Consolidation.

9.3.1            Authority to Merge or Consolidate. Subject to applicable law, the Trust may merge or consolidate with or into one or more statutory trusts or other business entities or series or classes thereof formed or organized or existing under the laws of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction by the affirmative vote of a majority of the Trustees. Pursuant to and in accordance with § 3815(f) of the DSTA, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation so approved by the Trustees in accordance may (a) effect any amendment to the governing instrument of the Trust; or (b) effect the adoption of a new governing instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

9.3.2            Sale of Assets; Reorganization. The Trustees may authorize the Trust or any Series or Class thereof, to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular Series or Class), including its good will, to any one or more business or statutory trusts or other business entities or series or classes thereof (including another Series or Class of the Trust) upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Series or Class) as may be authorized by the Trustees. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust or any Series or Class thereof to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder or fund of funds structure.

9.3.3            Conversion. The Trustees may authorize the creation of one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares of the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

9.3.4            Combination of Classes. The authority of the Trustees under this Article 9 with respect to the merger, consolidation, sale of assets or reorganization of any Series of the Trust or any Class thereof is in addition to the authority of the Trustees under Section 4.9 hereof to convert or combine two or more Classes of a Series into a single Class.

9.3.5            No Shareholder Approval Required. Any such consolidation or merger shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act or other applicable laws, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders.

9.3.6            Subsequent Amendments. In accordance with Section 3815(f) of DSTA, an agreement of merger or consolidation may effect any amendment to this Declaration of Trust or the Bylaws or effect the adoption of a new declaration of trust or Bylaws of the Trust if the Trust is the surviving or resulting statutory trust.

9.3.7            Certificate of Merger or Consolidation. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3815(b) of the DSTA.

ARTICLE 10

AMENDMENTS

10.1            Generally. Except as otherwise specifically provided herein or as required by the 1940 Act or other applicable law, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees then in office.

10.2            Certificate of Amendment. In the event of any amendment to this Declaration of Trust which affects the certificate of trust filed by the Trust in accordance with Section 2.1, the Trustees shall file a certificate of amendment in accordance with Section 3810 of the DSTA.

10.3            Prohibited Retrospective Amendments. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1            Certified Copies. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendments.

11.2            Certain Internal References. In this Declaration of Trust or in any such amendment, references to this Declaration of Trust, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration of Trust as a whole and as amended or affected by any such amendment.

11.3            Headings. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

11.4            Resolution of Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

11.5            Signatures. To the extent permitted by applicable law, any instrument signed pursuant to a validly executed power of attorney shall be deemed to have been signed by the Trustee or officer executing the power of attorney.

11.6            Governing Law. This Declaration of Trust is executed and delivered with reference to DSTA and the laws of the State of Delaware by all of the Trustees whose signatures appear below, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DSTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust. All references to sections of the DSTA or the 1940 Act, or any rules or regulations thereunder, refer to such sections, rules, or regulations in effect as of the date of this Declaration of Trust, or any successor sections, rules, or regulations thereto.

11.7            Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the DSTA, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the DSTA, this Declaration or the Fiduciary Covered Person”) s or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the DSTA or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the DSTA, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the DSTA, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

11.8            Severability. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

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IN WITNESS WHEREOF, the undersigned, being the Initial Trustee of the Trust, has executed this Declaration of Trust as of the date first written above.

/s/ Edmund J. Burke, Initial Trustee
Edmund J. Burke, Initial Trustee